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                                                                    Exhibit 3.36

                                     BY-LAWS

                                       OF

                                  MEDCOM, INC.

                                ARTICLE I OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be at 27 Lowell Drive, Wayne, New Jersey 07470, and the name of the registered agent in charge thereof and upon whom process against the corporation can be served is Henry M. Matri, Esq., Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800.

         Section 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of New Jersey, as the Board of Directors may from time to time designate or as the business of the corporation requires.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation or at such other place within or without the State of New Jersey as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the first day of March of each year (or if said day be a legal holiday, then on the next succeeding day not a legal

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holiday), at ten o'clock in the forenoon for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         If the election of directors shall not be held on the day designated herein for any annual meeting or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is practicable. At such special meeting the stockholders may elect the directors and transact such other business with the same force and effect as at an annual meeting duly called and held.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, other than those prescribed by statute or by the certificate of incorporation, may be called by the President, Vice President, Secretary or Assistant Secretary at the request of a majority of the Board of Directors, or at the request of stockholders owning at least ten (10%) percent of the issued and outstanding capital stock of the corporation entitled to vote. Such requests shall state the purpose or purposes of the proposed special meeting.

         Section 3. Notice and Purpose of Meetings. Written notice of every meeting shall be given, stating the time, place, and purpose or purposes of the meeting. If any action is proposed to be taken which would, if taken, entitle shareholders to dissent and to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. The notice of

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every meeting shall be given, personally or by mail, and, except as otherwise provided by the New Jersey Business Corporation Act, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

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         Section 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.

         Section 5. Organization. Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice-president, or if neither the President nor a Vice-president is present by a Chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence an Assistant Secretary, or any other person chosen by a majority of the stockholders present and entitled to vote at the meeting, shall act as Secretary of the meeting.

         At the annual meeting of the stockholders, the order of business shall be as follows:

                  1.       Calling meeting to order.

                  2.       Proof of proper notice of meeting or presentation of
waiver
..
                  3.       Reading of minutes of last previous annual meetings.

                  4.       Reports of officers

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                  5.       Reports of committees.

                  6.       Election of directors.

                  7.       Miscellaneous business.

                  8.       Adjournment.

         Section 6. Voting. Except as otherwise provided in these By-laws, the Certificate of Incorporation, or in the laws of the State of New Jersey, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one (1) vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote of stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no revocable proxy shall be voted on after three (3) years from its date. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy.

         When a quorum is present or represented at any meeting, the vote of the holders of a majority of the common stock having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes

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or of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. List of Stockholders. The directors shall cause the Secretary, or other officer designated by them, to make and certify a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at any stockholders' meeting, and the address and the number of shares held by each. Such list shall at all times during the stockholders' meetings be open to the examination of any stockholder. Such books shall be the only evidence as to who are the stockholders entitled to examine such books or list, and to vote at the meetings.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than one (1) person. Except as hereinafter provided, directors shall be chosen at the annual meeting of the stockholders and each director shall be chosen to serve for one (1) year and until his successor is chosen and qualifies. The director shall have the power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number by an amendment to these By-laws. If the number of directors be increased, the additional directors may be chosen by a majority

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of the directors in office at the time of the increase, or if not so chosen prior to the next annual meeting of the stockholders, they shall be chosen by the stockholders.

         A majority of the directors of the corporation shall be necessary and sufficient to constitute a quorum for the transaction of business, except when otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, but a majority of those present may adjourn the time and place of any special or regular meeting if less than a quorum be present. Any corporate act required to be taken by the Board of Directors shall require the affirmative vote of a majority of the directors, and any act so taken shall be the act of the Board of Directors, except as may be otherwise provided by law, the Certificate of Incorporation or by these By-laws. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting, if, prior or subsequent to such action, a majority of the members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of the corporation. Such consent shall have the same effect as a vote of the Board of Directors for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State.

         In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy or

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vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a unanimous vote, choose a successor or successors for the unexpired term or terms.

         Section 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any director, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present or if at any time before or after the meeting those not present waive notice of the meeting in writing. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

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         Section 3. Organization. Meetings of the Board of Directors shall be presided over by the President, or if he is not present by a Vice-president, or if neither the President nor a Vice-President is present, by a Chairman to be chosen by a majority of the directors entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence an Assistant Secretary, or any other person chosen by a majority of the directors present and entitled to vote at the meeting, shall act as Secretary of the meeting.

         Section 4. Executive Committee. The Board of Directors may, in its discretion, appoint an Executive Committee from among its members, consisting of at least three (3) members, which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing it. A majority of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, remove any director from, or abolish, such committee. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof, of any responsibility imposed by law.

         Section 5. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may, by the affirmative vote of the holders

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of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

         Section 6. Indemnification of Directors and Officers. Any present or future director or officer of the corporation and any present or future director or officer of any other corporation serving as such at the request of the corporation because of the corporation's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the corporation against reasonable costs, expenses (exclusive of any amount paid to the corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer; provided (i) said action, suit or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer; or (ii) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and

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it shall be determined by the Board of Directors that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The privilege and power conferred by this Article shall be in addition to and not in restriction or limitation of any other privilege or power which a corporation of the State of New Jersey may have with respect to the indemnification or reimbursement of directors or officers.

         Section 7. Compensation of Directors. Directors as such shall not receive stated salaries for their services, but, by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board of Directors; provided nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor. Members of the Executive Committee may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Elections. The Board of Directors, at their first meeting, shall choose a President who shall hold office for one (1) year and until his successor is chosen and qualifies. The Board of Directors shall also choose a Secretary and a Treasurer who shall hold office for one (1) year and until their successors are chosen and qualify.

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         The Board of Directors may also appoint such other officers and agents as they may deem proper for such periods as the Board of Directors deems best. Any officers and agents elected or appointed may be removed at any time, with or without cause, by the Board of Directors.

         Section 2. Salaries of Officers. Salaries of all officers and agents of the company shall be fixed by the Board of Directors.

         Section 3. General Powers of Officers. All of the officers chosen or appointed by the Board of Directors shall have such powers and perform such duties in the management of the property and affairs of the corporation, subject to the control of the directors, as may be prescribed by them by these By-laws. The officers of the company chosen or appointed by the Board of Directors shall hold office until their successors are elected and qualify as aforesaid.

         President: The President shall be the chief executive officer of the company; he shall preside at all meetings of the stockholders and directors at which he is present; he shall have general and active management of the business of the company, and he shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Vice President: The Vice President shall perform such duties and shall have such authority as from time to time may be delegated to him by the President or by the Board of Directors. In the absence of the President or in the event of his death,

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inability or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

         Treasurer: The Treasurer shall have the care and custody of all the funds and securities of the corporation, and shall deposit the same in the name of the corporation in such bank or banks as the Board of Directors may designate, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall render to the President and the Board of Directors, at regular meetings thereof, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall also make a full report of the financial condition of the corporation at each annual meeting of the stockholders. The Treasurer shall give bond in such sum, and with such sureties, as shall be required by resolution of the Board of Directors for the faithful discharge of his duty.

         Secretary: The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the company; he shall have charge of the seal of the company, of the stock certificate book and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the

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inspection of any director upon application at the office of the company during business hours; he shall in general perform all of the duties incident to the office, and such other duties as may be assigned to him by the Board of Directors.

         The officers of the corporation shall each have such powers and duties as generally pertains to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice-president(s), the Assistant Secretary(s) and the Assistant Treasurers) shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary and Treasurer, respectively.

         Section 4. Vacancies of Officers. All vacancies among the officers arising from any cause whatsoever, shall be filled by the Board of Directors.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

         Section 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number and kind of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

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         Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article V, and on surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

         The certificates of stock shall be signed by the President or a Vice-president, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the corporation or a facsimile thereof. Where any such certificate is signed by a transfer agent or by a transfer clerk on behalf of the corporation and by a registrar, the signatures of the President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary upon such

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certificate, may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile has been placed on such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         Section 2. Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such affidavit or evidence as the Board of Directors shall require, or a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         Section 3. Transfer Agent and Registrar. The Board of Directors may appoint one or more Transfer Clerks or one or more Transfer Agents or Assistant Transfer Agents and one (1) or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                          DIVIDENDS AND WORKING CAPITAL

         Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall

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be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

                                   ARTICLE VII

                                BOOKS AND RECORDS

         The corporation shall keep at its registered office, or at the office of its transfer agent in this State, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The directors may keep all other books of the corporation within or without the State of New Jersey. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, directors and executive committee, if any. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

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                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall as determined by the Board of Directors.

                                   ARTICLE IX

                                 CORPORATE SEAL

         The Board of Directors shall provide a suitable seal containing the name of the company, the year of its incorporation and the words "Corporate Seal-New Jersey", or other appropriate words.

                                    ARTICLE X

                         FUNDS, WRITTEN CONTRACTS, ETC.

         Section 1. Depository of Funds. The Board of Directors may from time to time designate a bank or trust company as a depository of the funds of the corporation, subject to withdrawal by check.

         Section 2. Funds - How Drawn. All checks, notes, drafts or other orders for the payment of money of the company shall be signed, endorsed or accepted in the name of the company in such manner as the Board of Directors of the corporation may from time to time direct.

         Section 3. Written Contracts. All written contracts and written obligations to which the company may be a party, shall be signed by the President or Vice-President, and by the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, or by such other officers as the Board of Directors may direct.

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                                   ARTICLE XI

                                   AMENDMENTS

         The By-laws of the corporation shall be subject to alteration, amendment or repeal and new By-laws not inconsistent with any provision of the Certificate of Incorporation or statute may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person, or by proxy, at any annual or special meeting of the stockholders, a quorum being present, or by the affirmative vote of a majority of the whole Board of Directors, given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to make, alter, amend or repeal such By-laws be included in the notice of such meeting of the Board of Directors or the stockholders, as the case may be. By-laws made, altered or amended by the Board of Directors may be altered, amended or repealed by the stockholders.